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Exhibit 5.1

[Letterhead of The Boeing Company]

August 4, 2003

The Boeing Company
100 North Riverside
Chicago, Illinois 60606-1596

RE:    Registration Statement on Form S-8

Gentlemen and Ladies:

As Assistant General Counsel of The Boeing Company (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") that is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to an aggregate of 53,625,000 shares of common stock, $5.00 par value per share, of the Company (the "Shares"), of which up to 33,000,000 shares may be issued pursuant to The Boeing Company 2003 Incentive Stock Plan (the "2003 Plan"), up to 20,425,000 shares may be issued pursuant to The Boeing Company Voluntary Investment Plan (the "VIP") and up to 200,000 shares may be issued pursuant to the BAO Voluntary Savings Plan (the "BAO Plan" and together with the 2003 Plan and the VIP, the "Plans").

I have examined the Registration Statement, the Company's Restated Certificate of Incorporation as amended to date, the Company's By-Laws as amended to date, and such resolutions of the Company's Board of Directors and other documentation as I have deemed necessary for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plans as original issuance shares, upon the due execution by the Company and registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ JAMES C. JOHNSON James C. Johnson Senior Vice President, Corporate Secretary and Assistant General Counsel

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  Exhibit 5.1